UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  May 1, 2018  (April 26, 2018)

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Pain Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	000-29959	91-1911336
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

7801 N Capital of Texas Highway, Suite 260

Austin, Texas 78731

(Address of principal executive offices, including zip code)

(512) 501-2444

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 3.01.Notice of Nasdaq Stock Market Listing Rule Compliance.

On April 26, 2018,  Pain Therapeutics, Inc. (the “Company”) was informed by the Listing Qualifications Staff of The Nasdaq Stock Market LLC (the “Staff”) of the Staff’s determination that, following 10 consecutive business days where the market value of the Company’s listed securities was $50 million or grater, the Company has regained compliance with Nasdaq’s Listing Rule 5450(b)(2)(A).

The Staff further advised the Company on April 26, 2018 that, in light of the Company’s current compliance with the market value standard, this matter is now closed. The Company’s stock will continue to be listed on the Nasdaq Global Market.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PAIN THERAPEUTICS, INC.
a Delaware corporation

Date: May 1, 2018
	By:	/s/ REMI BARBIER
Remi Barbier
President and Chief Executive Officer